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                                    Exhibit 1

                             VIKING HOLDINGS LIMITED


         Name

Central Investments Limited
New Henley Overseas Investments Inc.
Romi
Guy A. Naggar
Tassarina S.A.
Abacus (C.I.) Limited (Account #C1940)